Exhibit 3.2
BYLAWS OF
TECHNISCAN, INC.
OCTOBER 9, 2009

BYLAWS OF
TECHNISCAN, INC.
TABLE OF CONTENTS

Article I — Purposes	1

Section 1.01. Purpose	1

Article II — Offices	1

Section 2.01. Offices	1
Section 2.02. Registered Office	1

Article III — Stockholders	1

Section 3.01. Annual Meeting	1
Section 3.02. Special Meeting	1
Section 3.03. Place of Meetings	1
Section 3.04. Action Without a Meeting	2
(a) Action by Written Consent	2
(b) Notice of Action	2
(c) Withdrawal of Consent	2
(d) Effective Date of Action	2
(e) Record Date	2
Section 3.05. Notice of Meeting	3
(a) Notice Required	3
(b) Exception to Notice Requirement	3
(c) Contents of Notice	3
(d) Waiver of Notice	4
(e) Waiver by Attendance	4
Section 3.06. Record Date for Meetings and Other Actions	4
(a) Fixing of Record Date	4
(b) Default Record Date	4
(c) Adjournment	4
Section 3.07. Record Date of Dividends and Other Distributions	4
Section 3.08. Meetings by Telecommunication	4
Section 3.09. Voting Lists	5
(a) Requirements for Voting List	5
(b) Inspection of Voting List Prior to a Meeting	5
(c) Inspection of Voting List at the Meeting	5
(d) Effect on Meeting	5
Section 3.10. Proxies	5
Section 3.11. Voting Entitlement of Shares	6
Section 3.12. Quorum	6
Section 3.13. Vote Required to take Action for Other than Election of Directors	6
Section 3.14. Voting for Directors	6

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BYLAWS OF
TECHNISCAN, INC.
Article I — Purposes
     Section 1.01. Purpose. This corporation is organized for any and all lawful purposes for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (“DGCL”). The corporation shall have and exercise all powers necessary or convenient for the carrying out of any or all of the purposes for which it is organized.
Article II — Offices
     Section 2.01. Offices. The principal office of the corporation may be located at any place, either in or outside the State of Utah, as determined by the board of directors. The corporation may have such other offices, either in or outside the State of Utah, as the board of directors may designate or as the business of the corporation may require from time to time.
     Section 2.02. Registered Office. The registered office of the corporation shall be located in the State of Delaware, and in any other state as may be required by law, and may be, but need not be, identical with the corporation’s principal office. The address of the registered office may be changed from time to time.
Article III — Stockholders
     Section 3.01. Annual Meeting. The corporation shall hold an annual meeting of stockholders at such time, date and place as the board of directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
     Section 3.02. Special Meeting. The corporation shall hold a special meeting of the stockholders:
          (a) on call of its board of directors, the chairman of the board of directors or the president; or
          (b) if the holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue that is proposed to be considered at a special meeting sign, date and deliver to the corporation’s secretary one or more written demands for the meeting, stating the purpose or purposes for which it is to be held.
     Section 3.03. Place of Meetings. The board of directors may designate any place, either in or outside the State of Utah, as the place at which any annual or special meeting is to be held. If no designation is made, the meeting shall be held at the corporation’s principal office.

     Section 3.04. Action Without a Meeting.
          (a) Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
          (b) Notice of Action. Unless the written consents of all stockholders entitled to vote have been obtained, notice of any stockholder approval without a meeting shall be given at least ten (10) days before the consummation of the action authorized by the approval to:
          (i) those stockholders entitled to vote who have not consented in writing; and
          (ii) those stockholders not entitled to vote and to whom the DGCL requires that notice of the proposed action be given.
The notice must contain or be accompanied by the same material that, under the DGCL and these Bylaws, would have been required to be sent in a notice of meeting at which the proposed action would have been submitted to the stockholders for action.
          (c) Withdrawal of Consent. Any stockholder giving a written consent, or the stockholder’s proxyholder, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the stockholder’s prior consent is revoked, if the writing is received by the corporation prior to the effectiveness of the action.
          (d) Effective Date of Action. An action taken pursuant to this Section 3.04 is not effective unless all written consents on which the corporation relies for the taking of an action pursuant to subsection (a) are received by the corporation within a sixty (60) day period and not revoked pursuant to subsection (c). Action taken pursuant to this Section 3.04 is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents as contemplated by subsection (a) signed by all stockholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action.
          (e) Record Date. If not otherwise determined under Section 3.06 of these Bylaws, the record date for determining stockholders entitled to take action without a meeting or entitled to be given notice under subsection (b) of action so taken is the date the first stockholder delivers to the corporation a writing upon which the action is taken pursuant to subsection (a).

     Section 3.05. Notice of Meeting.
          (a) Notice Required. The corporation shall give notice to stockholders of the date, time and place of each annual and special stockholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice shall be deemed effective at the earlier of (i) when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of stockholders.
          (b) Exception to Notice Requirement. Notwithstanding any requirement in these Bylaws or elsewhere that notice be given, the corporation shall not be required to give notice to any stockholder to whom:
          (a) a notice of two (2) consecutive annual meetings, and all notices of meetings during the period between the two (2) consecutive annual meetings, have been mailed, addressed to the stockholder at the stockholder’s address as shown on the corporation’s records, and have been returned undeliverable; or
          (b) at least two (2) payments, if sent by first class mail, of dividends or interest on securities during a twelve (12) month period, have been mailed, addressed to the stockholder at the stockholder’s address as shown on the records of the corporation, and have been returned undeliverable.
          (c) Contents of Notice.
          (a) The notice of every stockholders’ meeting must state the place, day and time of the meeting.
          (b) Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called, except for those matters specified by law or these Bylaws for which specific notice must be given.
          (c) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.
          (d) If a purpose of any stockholder meeting is to consider either (i) a proposed amendment of the Certificate of Incorporation (including any restated Certificate requiring stockholder approval); (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property; (iv) the dissolution of the corporation; or (v) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the (1) amendment; (2) plan of merger or share exchange; and (3) a description of the transaction involving the disposition of all or substantially all the corporation’s property. If the proposed corporate action creates appraisal rights under the

DGCL, the notice must state that stockholders are, or may be, entitled to assert appraisal rights, and must be accompanied by a copy of Section 262 of the DGCL.
          (d) Waiver of Notice. A stockholder may waive any notice required by these Bylaws, before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the stockholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          (e) Waiver by Attendance. A stockholder’s attendance at a meeting:
          (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and
          (b) in the case of a special meeting, waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
     Section 3.06. Record Date for Meetings and Other Actions.
          (a) Fixing of Record Date. The board of directors by resolution may fix a record date in order to determine the stockholders entitled to receive notice of a stockholders’ meeting, and to determine the stockholders who are entitled to take action without a meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring the determination of stockholders.
          (b) Default Record Date. If the board of directors does not fix a record date, the record date for determining stockholders entitled to notice of and to vote at an annual or special stockholders’ meeting is the close of business on the date before the first notice is delivered to stockholders.
          (c) Adjournment. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
     Section 3.07. Record Date of Dividends and Other Distributions. The board of directors may fix a future date as the record date for determining stockholders entitled to dividends and other distributions, other than one involving a purchase, redemption, or other acquisition of the corporation’s shares. If the board of directors does not fix a record date, the record date is the date the board of directors authorizes the distribution.
     Section 3.08. Meetings by Telecommunication. Stockholders may participate in a meeting by, or the meeting may be conducted through the use of, conference telephone or similar means of communication by which all persons participating in the meeting can hear one another during the meeting. A stockholder participating in a meeting by this means is considered to be present at the meeting.
     Section 3.09. Voting Lists.
          (a) Requirements for Voting List. After fixing a record date for a stockholders’ meeting, the corporation shall prepare a list of the names of all its stockholders who are entitled to be given notice of the meeting. The list must be arranged by voting group, and within each voting group by class or series of shares. The list must be alphabetical within each class or series and must show the address of, and the number of shares held by, each stockholder.
          (b) Inspection of Voting List Prior to a Meeting. The stockholders’ list must be available for inspection by any stockholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any meeting adjournments, at: (i) the corporation’s principal office or at a place identified in the meeting notice in the city in which the meeting will be held: or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting..
          (c) Inspection of Voting List at the Meeting. The corporation shall make the stockholders’ list available at the meeting, and any stockholder, or any stockholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment, for any purpose germane to the meeting.
          (d) Effect on Meeting. The corporation’s refusal or failure to prepare or make available the stockholders’ list does not affect the validity of action taken at the meeting.
     Section 3.10. Proxies.
Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for such shareholder by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such shareholder or such shareholder’s attorney-in-fact, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the shareholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.
     Section 3.11. Voting Entitlement of Shares. Each outstanding share entitled to vote is entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.
     Section 3.12. Quorum. Shares entitled to vote at a meeting may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a quorum is present, it shall be deemed to continue for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.
     Section 3.13. Vote Required to take Action for Other than Election of Directors. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, except where a greater number of affirmative votes is otherwise required by law.
     Section 3.14. Voting for Directors. At each election of directors undertaken in accordance with these Bylaws, every stockholder entitled to vote at the election has the right to cast, in person, or by proxy, all of the votes to which the stockholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the stockholder has the right to vote, provided such person is eligible for election as a director of the corporation. Stockholders shall not have a right to cumulate their votes for the election of directors.
     Section 3.15. Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the board of directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chair, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     Section 3.16. Advance Notice Provisions for Business to be Transacted at Annual Meeting.
     No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.16 and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (ii) who complies with the notice procedures set forth in this Section 3.16.
     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder; (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meting to bring such business before the meeting.
     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.16; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.16 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 3.17. Advance Notice Provisions for Election of Directors.
     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under this Section 3.17, (a) by or at the direction of the board of directors (or any duly authorized committee thereof); or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.17 and on the record date for the determination of stockholders entitled to vote at such meeting; and (ii) who complies with the notice procedures set forth in this Section 3.17.
     In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation: (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such annual meeting, and not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.17. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Article IV — Board of Directors
     Section 4.01. General Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors.
     Section 4.02. Number. The number of directors of the corporation shall be not less than five (5) nor more than seven (7), with the exact number of directors within such parameters to be set by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     Section 4.03. Term. The terms of the directors expire at the next annual stockholders’ meeting following their election. Despite the expiration of a director’s term, the director shall continue to serve until the election and qualification of a successor or until there is a decrease in the number of directors, or until such director’s earlier death, resignation or removal from office.
     Section 4.04. Qualifications. Directors need not be stockholders of the corporation.
     Section 4.05. Resignation. Any director of the corporation may resign at any time by giving written notice to the corporation. A resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.
     Section 4.06. Removal.
          (a) Stockholders’ Right to Remove Directors. The stockholders may remove one or more directors with or without cause. A director may be removed only at a meeting called for that purpose.
          (b) Notice Requirement. The notice of the meeting at which a director is to be removed must state that the purpose, or one of the purposes, of the meeting is to remove the director.
          (c) Vote Required. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.
     Section 4.07. Vacancies. Any vacancy occurring among the directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.
     Section 4.08. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or stated salaries as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 4.09. Regular Meetings. By resolution, the board of directors may determine the time and place, either within or without the State of Utah, for the holding of regular meetings without other notice than such resolution.
     Section 4.10. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two (2) directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the board of directors called by them.
     Section 4.11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors. Such consent has the same force and effect as a unanimous vote of the directors. Action taken under this provision is effective at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary or any other person authorized by the Bylaws or the board of directors to receive the revocation, or unless the consent specifies a different effective time.
     Section 4.12. Notice of Special Meetings. Notice of any special meeting shall be given at least two (2) days prior to the date of the meeting. Notice must be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by any form of electronic communication, or by mail or private carrier. The notice need not describe the purpose of the special meeting, unless otherwise required by law or these Bylaws. Notice shall be effective at the earliest of the following:
          (a) when received;
          (b) two (2) days after it is mailed;
          (c) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.
     Section 4.13. Waiver of Notice.
          (a) Written Waiver. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in subsection (b),

below, the waiver must be in writing and signed by the director entitled to notice. The waiver shall be delivered to the corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.
     (b) Waiver by Attendance. The attendance of a director at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.
     Section 4.14. Quorum. A majority of the number of directors fixed by Section 4.02 of these Bylaws constitutes a quorum for the transaction of business at any meeting of the board of directors.
     Section 4.15. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board of directors. Voting by proxy is not permitted.
     Section 4.16. Meetings by Telecommunication. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered present in person at the meeting.
     Section 4.17. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is presumed to have assented to the action taken unless:
          (a) the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;
          (b) the director contemporaneously requests that his dissent or abstention as to any specific action be entered into the minutes of the meeting; or
          (c) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.
     The right of dissent under this Section as to a specific action shall not be available to a director who votes in favor of the action taken.
Article V — Committees
     Section 5.01. Creation of Committees. The board of directors by resolution adopted by a majority of the directors may appoint such committees from time to time, either standing or ad hoc,-as it deems necessary or appropriate, including but not limited to an executive committee as described in Section 5.05 below.
     Section 5.02. Membership. Each committee shall consist of not less than two (2) directors, who shall serve at the pleasure of the board of directors.
     Section 5.03. Notice, Etc. Sections 4.09 through 4.16 of these Bylaws, which govern meetings, actions without meetings, notice, waiver of notice, and quorum and voting requirements of the board of directors, shall apply to committees and their members, as well.
     Section 5.04. Authority. Each committee shall have and may exercise all the authority specified in the resolution by which it is created, except that no committee shall have any authority to adopt a plan of merger or consolidation, to recommend to the stockholders the sale, lease or other disposition of all or substantially all of the property or assets of the corporation other than in the usual and regular course of its business, to recommend to the stockholders a voluntary dissolution of the corporation, or to amend the Bylaws of the corporation.
     Section 5.05. Executive Committee. The executive committee of the board of directors, if created pursuant to Section 5.01 of these Bylaws, shall consist of two (2) or more directors. When the board of directors is not in session, the executive committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and except as limited by Section 5.04 of these Bylaws.
Article VI — Officers
     Section 6.01. Number. The corporation shall have such officers as may be determined by the board of directors, and may include a president, a vice president, a secretary, and a treasurer, each of whom shall be appointed by the board of directors. One or more additional vice presidents (the number to be determined by the board of directors) and such other officers and assistant officers and agents as may be deemed necessary may also be appointed by the board of directors. The board of directors may delegate to any officer of the corporation or any committee of the board of directors the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. Any two (2) or more offices may be held by the same person.
     Section 6.02. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors or by any officer to whom or committee of the board of directors to which the power of appointment has been delegated. Each officer shall. hold office until such officer’s successor has been appointed or until such officer’s death or until such officer shall resign or shall have been removed in the manner provided below. The appointment of an officer shall not itself create any contract rights with the corporation.
     Section 6.03. Removal. Any officer, assistant, agent or employee may be removed, with or without cause, at any time by the board of directors, or by any officer to whom or committee of the board of directors to which such power of removal has been delegated, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 6.04. Resignation. An officer may resign at any time by giving written notice of resignation to the corporation. A resignation of an officer is effective when it is received by the corporation, unless the notice specifies a later effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.
     Section 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors or by any officer to whom or committee of the board of directors to which such power has been delegated.
     Section 6.06. The President. The president, unless otherwise specified by the board of directors, shall be the chief executive officer of the corporation and, under the direction of the board of directors, shall in general supervise and control all the business and affairs of the corporation. The president shall, when present, preside at all meetings of the stockholders and, in the absence of the chair of the board, at meetings of the board of directors. The president may hire, prescribe the duties of, and fire employees, and may delegate such authority in whole or in part to any other officer or employee. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
     Section 6.07. The Vice President. In the absence of the president, or in the event of the president’s death, inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.
     Section 6.08. The Secretary. The secretary shall (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix such seal to documents when authorized; (d) keep a register of the address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) maintain the records required under Section 16-10a-1601 of the DGCL, and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of a secretary and any assistant secretaries, the president shall perform these duties.

     Section 6.09. The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 8.04 of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of a treasurer, the secretary shall perform such duties.
     Section 6.10. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.
     Section 6.11. Compensation. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.
Article VII — Certificates for Shares and Their Transfer
     Section 7.01. Certificates for Shares.
          (a) Stock Certificates. The board of directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer or the President and by the Chief Financial Officer, the Treasurer or the Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Any request by a holder for a certificate shall be in writing and directed to the Secretary of the corporation.
          (b) Signatures. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, or by such other officers as may be designated from time to time by the board of directors. Any or all of the signatures on the certificates may be a copy, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose copied signature has been placed upon, any such certificate, shall cease to hold such office or position before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the person who signed the certificate, or whose copied signature has been placed on the certificate, still held such office or position at the date of issue.

          (c) Stockholder Register. A record shall be kept of the names and addresses of the persons and entities owning the capital stock of the corporation, the number and class and series of shares represented by each stock certificate, and the date thereof, and when cancelled, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer must be cancelled, and no new certificate or certificates may be issued in exchange for any existing certificate until the existing certificate has been cancelled, except in cases provided for in Section 7.05.
     Section 7.02. Transfers of Stock. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder of such shares, or by such holder’s attorney as authorized by a power of attorney duly executed and filed with the secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.04, and upon surrender of the certificate or certificates representing such shares properly endorsed for transfer. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner of such shares for all purposes as regards the corporation. Whenever any transfer of shares is made for collateral security, and not absolutely, such fact shall be indicated in the entry of transfer if, when the certificate or certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.
     Section 7.03. Regulations. The board of directors may make such rules and regulations as it deems expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates representing shares of the corporation’s capital stock.
     Section 7.04. Transfer Agent. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
     Section 7.05. Lost, Stolen, Destroyed, and Mutilated Certificates. If any stock certificate is lost, stolen, destroyed, or mutilated, the corporation may issue another certificate in its place upon proof of such loss, theft, destruction, or mutilation and upon receipt by the corporation of a bond of indemnity in such form and for such amount as the board of directors may direct; provided, however, that a new certificate may be issued without requiring any bond when the board of directors determines that it is proper.
     Section 7.06. Legends. Each stock certificate shall contain such legend or other statements as may be required by the DGCL, state securities laws, federal securities laws, and any agreement between the corporation and the applicable stockholder. Failure to comply with the requirements of this Section 7.06 shall not affect the validity of any certificate of stock which is otherwise issued in accordance with the provisions of this Article VII.
Article VIII — Contracts, Loans, Checks and Deposits
     Section 8.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 8.02. Loans. No loans may be contracted on behalf of the corporation and no promissory notes or other evidences of indebtedness may be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. No loan may be made by the corporation secured by its unissued shares.
     Section 8.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation as may from time to time be determined by resolution of the board of directors.
     Section 8.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.
Article IX — Miscellaneous
     Section 9.01. Seal. The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the corporation and words and figures showing that the corporation was incorporated in the State of Utah and the year of incorporation.
     Section 9.02. Indemnification of Employees and Others. The corporation may indemnify and advance expenses to an employee, fiduciary, or agent of the corporation, whether or not they are a director or officer of the corporation, to the fullest extent permitted by law and if provided for by specific action of the board of directors, or contract.
     Section 9.03. Fiscal Year. Unless otherwise specified by the board of directors, the fiscal year of the corporation shall end on the last day of December 31st in each year.
     Section 9.04. Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by he DGCL and the corporation’s Certificate of Incorporation.
     Section 9.05. Voting of Stock in Other Corporations. Unless otherwise ordered by the board of directors, the president and each vice president shall have full power and authority on behalf of the corporation to attend any meeting of stockholders of any corporation in which the corporation may hold stock, to vote the stock held by the corporation, to exercise on behalf of the corporation at any such meeting any and all of the rights and powers incident to the ownership of such stock, and to execute and deliver on behalf of the corporation proxies and consents in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The board of directors may, from time to time, confer like powers upon any other person or persons.
     Section 9.06. Amendments. These Bylaws, or any provision hereof, may be altered, amended or repealed, and new Bylaws may be made: (a) by the board of directors; or (b) by the stockholders, in accordance with the Certificate of Incorporation and the DGCL. Any Bylaws made or altered by the stockholders may be altered or repealed by either the board of directors or the stockholders.